UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.  C.



FORM 8-K




CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange
Act of 1934



Date of Report ( Date of earliest event reported )
 __________December 31, 2001__________________________





Alpha Generation, Inc. ( formerly Trinidad Corporation )
( Exact name of Registrant as specified in its charter )




Texas                         0-18515             76-0436998
(State or other      Commission File Number	IRS Employer
jurisdiction of   				Identification
 Incorporation)







1214 Autrey Suite 2    	Houston, Texas		 77006
(Address of principal executive offices)      (Zip Code)





Registrars telephone number, including area code (713)_523-7539



__________________Trinidad Corporation_________________________
(Former name or former address if changed after last report)




  Item 1. Changes in Control of Registrant

At shareholders meetings held on December 31, 2001, Trinidad Corporation and Alpha Generation, Inc. approved entering into a reorganization agreement and a reverse merger whereby Alpha Generation, Inc. became the surviving entity and Trinidad Corporation was dissolved after the merger. The merger resulted in Deposit Guaranty Insurance Corporation, a Tennessee Corporation, privately held by Matthew C. Little and Michael D. Little of Houston, Texas, holding 5,184,274 (57.9 %) of the 8,954,347
Common Shares outstanding distributed over 1720 Shareholders.


Item 4. Changes in Registrants Certifying Accountant.

Prior to the merger between Trinidad Corporation and Alpha Generation, Inc., Trinidad Corporation had not filed an audited financial statement since 1994. The previous auditor is no longer in the accounting business therefore Alpha Generation, Inc., the surviving corporation elected to engage the services of their auditor who also was a previous auditor for Trinidad Corporation, Clyde Bailey CPA, 10924 Vance Jackson #404, San Antonio, Texas 78230,
(210) 699-1287.


Item 5. Other Events.

On December 31,2001 Deposit Guaranty Insurance Corporation,
P. O. Box 8207, Bacliff, Texas 77518, (281) 339-2451, was
appointed Registrar and Transfer Agent for Alpha Generation,Inc.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ALPHA GENERATION, INC
(Registrant)
Date
By:      /s/  Donald E. West
______________________________
           Donald E. West
           President




EXHIBIT 1 - Financials for Alpha Generation, Inc.